UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

_____________________________

☒Filed by the Registrant☐ Filed by a Party other than the Registrant

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☐Preliminary Proxy Statement

☐CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

VICI PROPERTIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐Fee paid previously with preliminary materials.

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VICI PROPERTIES INC.

535 Madison Avenue, 20th Floor

New York, New York 10022

ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of VICI Properties Inc. (the “Company”), dated March 13, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, April 30, 2020 at 11:00 a.m. E.T. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 6, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2020

To the Stockholders of VICI Properties Inc.:

Due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and in consideration of the health and well-being of our stockholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc. (the “Company”) has been changed. The Annual Meeting will be held solely by means of remote communication in a virtual meeting format. You will not be able to attend the Annual Meeting physically. As previously announced, the Annual Meeting will be held on Thursday, April 30, 2020 at 11:00 a.m. Eastern Time.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof if you were a stockholder of record as of the close of business on March 2, 2020, the record date for the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/VICI2020, you must enter the control number found on the proxy card and voting instruction form provided to you. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. You may participate in and vote at the Annual Meeting by following the instructions available on the meeting website during the meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, we urge you to carefully read the Proxy Statement and other proxy materials for the Annual Meeting. Our Proxy Statement and 2019 Annual Report are available at investors.viciproperties.com/investors/Annual-Meeting. The proxy card included with the proxy materials has not been updated to reflect the change in location and may continue to be used to vote your stock in connection with the Annual Meeting. If you have already submitted a proxy or your voting instructions, it is not necessary to submit an additional proxy card or to confirm your prior voting instructions. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your voting instructions in advance of the meeting by one of the several methods described in the proxy materials for the Annual Meeting.

By Order of the Board of Directors,

Samantha Sacks Gallagher
Executive Vice President, General Counsel
and Secretary

April 6, 2020

The Annual Meeting on April 30, 2020 at 11:00 a.m. E.T. will be available at www.virtualshareholdermeeting.com/VICI2020. Our Proxy Statement and 2019 Annual Report are available at

investors.viciproperties.com/investors/Annual-Meeting. In addition, you may access our proxy materials, as well as submit your voting instructions, at www.proxyvote.com by having your proxy card and related instructions in hand.